EXHIBIT 11


                      US DIAGNOSTIC INC. AND SUBSIDIARIES
               COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
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COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE MONTHS ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                                  ---------------------------             -------------------------
                                                                    1997                  1996                1997           1996
                                                                ---------              --------            --------        -------
PRIMARY EARNINGS PER SHARE:

       Weighted average shares outstanding                         21,606                 7,485              21,605          6,816
       Dilutive effect of conversions                                 --                 10,074                 --           9,582
                                                                ---------              --------            --------        -------
       Primary  weighted  average  shares  of common
       stock   and    common    stock    equivalents               21,606                17,559              21,605         16,398
                                                                =========              ========            ========        =======
       Net Income (Loss)                                        $ (11,904)             $    431            $ (9,870)       $ 1,463

       Adjustment   to  net  income   for   interest
       savings, net of related income taxes                            --                   658                  --          1,319
                                                                ---------              --------            --------        -------
       Adjusted net income (Loss)                               $ (11,904)             $  1,089            $ (9,870)       $ 2,782
                                                                =========              ========            ========        =======
       Earnings (Loss) per share - primary                      $    (.55)             $    .06            $   (.46)       $   .17
                                                                =========              ========            ========        =======

FULLY DILUTED EARNINGS PER SHARE (1):

       Weighted    average    shares    outstanding,
       including escrow shares                                     22,598                 9,021              22,596          8,210

       Dilutive effect of conversions                                 886                 9,897               1,250          9,610
                                                                ---------              --------            --------        -------
       Fully  diluted  weighted  average  shares  of
       common  stock and  common  stock  equivalents
       outstanding                                                 23,484                18,918              23,846         17,820
                                                                =========              ========            ========        =======
       Net Income (Loss)                                        $ (11,904)             $    431            $ (9,870)       $ 1,463

       Adjustments   to  net  income  for   interest
       savings, net of related income taxes                           --                    620                 --           1,204
                                                                ---------              --------            --------        -------
       Adjusted net income (Loss)                               $ (11,904)             $  1,051            $ (9,870)       $ 2,667
                                                                =========              ========            ========        =======

       Earnings per share - fully diluted                       $    (.51)             $    .06            $   (.41)       $   .15
                                                                =========              ========            ========        =======


(l) This calculation is submitted for 1997 in accordance with Regulation SK Item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.